EXHIBIT 99.1
AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER
     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of July 10, 2006, is entered into among EPIX Pharmaceuticals, Inc., a Delaware corporation (“EPIX”), EPIX Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of EPIX (“Merger Sub”), and Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (“Predix,” and, together with EPIX and Merger Sub, the “Parties”). Capitalized terms not otherwise defined herein have the meanings ascribed to them in that certain Agreement and Plan of Merger, dated as of April 3, 2006, among the Parties (the “Merger Agreement”).
     WHEREAS, the Parties have entered into the Merger Agreement and now desire to amend certain terms thereof as provided herein;
     WHEREAS, Section 8.4 of the Merger Agreement permits the Parties to amend the Merger Agreement at any time prior to the Effective Time.
     NOW, THEREFORE, in consideration of the mutual covenants and agreement set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.	AMENDMENT.
       1.1.      Section 3.12 is hereby amended and restated in its entirety as follows:
“3.12. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of the shares of outstanding capital stock of EPIX present at the EPIX Stockholders’ Meeting is required to approve this Agreement, the Merger and the Issuances of the EPIX Common Stock as a result of the Merger. If an amendment to the Certificate of Incorporation of EPIX is required in order to consummate the Merger, the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of EPIX on the record date fixed for the EPIX Stockholders’ Meeting will be required to approve such amendment. The affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of Merger Sub has approved the Merger.”
       1.2.      Section 5.2 is hereby amended by replacing the words “twenty (20) days” contained therein with the words “twenty (20) business days”.
       1.3.      Section 7.1(b) is hereby amended by replacing the date “July 31, 2006” contained therein with the date “August 31, 2006”.
       1.4.      Section 7.1(i) is hereby amended by replacing the date “July 31, 2006” contained therein with the date “August 31, 2006”.

2.	MISCELLANEOUS.
       2.1.      No Other Amendments. Except as expressly provided in this Amendment and the terms of any consent or waiver to the Merger Agreement, each of the terms and provisions of the Merger Agreement shall remain in full force and effect in accordance with their terms. The amendment set forth herein is limited precisely as written and shall not be deemed to be an amendment or waiver to any other term or condition of the Merger Agreement or any of the documents referred to therein (other than in the case where such term, condition or document incorporates a defined term affected by this Amendment, in which case such defined term shall have the meaning as amended hereby). Whenever the Merger Agreement is referred to herein and in any other agreements, documents and instruments, such reference shall be to the Merger Agreement as amended hereby.
       2.2.      Governing Law. All questions concerning the construction, interpretation and validity of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.
       2.3.      Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures shall be acceptable and binding.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by its duly authorized officers as of the day and year first above written.

EPIX PHARMACEUTICALS, INC.
By:	/s/ Andrew C.G. Uprichard
	Name:	Andrew C.G. Uprichard
	Title:	President and Chief Operating Officer

EPIX DELAWARE, INC.
By:	/s/ Philip T. Chase
	Name:	Philip T. Chase
	Title:	Treasurer and Secretary

PREDIX PHARMACEUTICALS HOLDINGS, INC.
By:	/s/ Michael G. Kauffman
	Name:	Michael G. Kauffman, M.D., Ph.D.
	Title:	President and Chief Executive Officer